                                  EXHIBIT 99.5

                             (Dark Blue Sky Member)


Dear Member:

We are pleased to announce that Dearborn Mutual Holding Company is converting to stock form and Dearborn Savings Association, F.A. is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, DSA Financial Corporation, a Delaware corporation that will serve as the holding company for Dearborn Savings, is offering shares of common stock in a subscription offering and community offering to certain depositors of Dearborn Savings, to Dearborn Savings' Employee Stock Ownership Plan, to current stockholders of Dearborn Financial Corporation and to members of the general public in accordance with Dearborn Mutual Holding Company's Plan of Conversion.

Unfortunately, DSA Financial Corporation is unable to either offer or sell its common stock to you because the small number of eligible depositors in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of DSA Financial Corporation.

However, you have the right to vote on the Plan of Conversion at the special meeting of members on June 24, 2004. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the special meeting on June 24, 2004. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Edward L. Fischer
President and Chief Executive Officer

Dear Friend:

We are pleased to announce that Dearborn Mutual Holding Company is converting to stock form and Dearborn Savings Association, F.A. is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, DSA Financial Corporation, a Delaware corporation that will serve as the holding company for Dearborn Savings, is offering shares of common stock in a subscription offering and community offering to certain depositors of Dearborn Savings, to Dearborn Savings' Employee Stock Ownership Plan, to current stockholders of Dearborn Financial Corporation and to members of the general public in accordance with Dearborn Mutual Holding Company's Plan of Conversion.

Because we believe you may be interested in learning more about DSA Financial Corporation common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

     >> PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

     >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Lawrenceburg time, on June 14, 2004.

You have the opportunity to buy stock directly from DSA Financial Corporation without paying a commission or fee. If you have additional questions regarding the Plan of Conversion and stock offering, please call us at (xxx) xxx-xxxx Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 141 Ridge Avenue, Greendale, Indiana.

We are pleased to offer you this opportunity to become a charter stockholder of DSA Financial Corporation

Sincerely,



Edward L. Fischer
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Dearborn Mutual Holding Company is converting to stock form and Dearborn Savings Association, F.A. is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, DSA Financial Corporation, a Delaware corporation that will serve as the holding company for Dearborn Savings, is offering shares of common stock in a subscription offering and community offering to certain depositors of Dearborn Savings, to Dearborn Savings' Employee Stock Ownership Plan, to current stockholders of Dearborn Financial Corporation and to members of the general public in accordance with Dearborn Mutual Holding Company's Plan of Conversion.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on June 24, 2004. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

Our Board of Directors believes that the conversion is in the best interests of our members and the existing public stockholders. Please remember:

     >> Your deposit accounts at Dearborn Savings will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     >> There will be no change in the balance, interest rate, or maturity of any deposit or loan accounts because of the conversion.

     >> You have a right, but no obligation, to buy stock before it is offered to the general public.

     >> Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Lawrenceburg time, on June 14, 2004.

If you have additional questions regarding the Plan of Conversion and stock offering, please call us at (xxx) xxx-xxxx Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 141 Ridge Avenue, Greendale, Indiana.

Sincerely,



Edward L. Fischer
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Stockholder:

We are pleased to announce that Dearborn Mutual Holding Company is converting to stock form and Dearborn Savings Association, F.A. is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, DSA Financial Corporation, a Delaware corporation that will serve as the holding company for Dearborn Savings, is offering shares of common stock in a subscription offering and community offering to certain depositors of Dearborn Savings, to Dearborn Savings' Employee Stock Ownership Plan, to current stockholders and to members of the general public in accordance with Dearborn Mutual Holding Company's Plan of Conversion.

We are asking stockholders of Dearborn Financial Corporation as of May 7, 2004, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the conversion. A proxy statement relating to the conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in DSA Financial Corporation common stock. Please read and review the materials carefully before making an investment decision.

     >> PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

     >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Lawrenceburg time, on June 14, 2004.

We are inviting our customers, existing stockholders, and community members to become charter stockholders of DSA Financial Corporation. Through this offering you have the opportunity to buy stock directly from DSA Financial Corporation without paying a commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call us at (xxx) xxx-xxxx Monday through Friday from 9:00 a.m. to 5:00 p.m, or stop by the Stock Information Center located at 141 Ridge Avenue, Greendale, Indiana.

Sincerely,



Edward L. Fischer
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Stockholder:

We are pleased to announce that Dearborn Mutual Holding Company is converting to stock form and Dearborn Savings Association, F.A. is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, DSA Financial Corporation, a Delaware corporation that will serve as the holding company for Dearborn Savings, is offering shares of common stock in a subscription offering and community offering to certain depositors of Dearborn Savings, to Dearborn Savings' Employee Stock Ownership Plan, to current stockholders and to members of the general public in accordance with Dearborn Mutual Holding Company's Plan of Conversion.

We are asking stockholders of Dearborn Financial Corporation as of May 7, 2004, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the conversion. A proxy statement relating to the conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in DSA Financial Corporation common stock. Please read and review the materials carefully before making an investment decision.

     >> PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

     >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Lawrenceburg time, on June xx, 2004. You may obtain a Stock Order and Certification Form from your broker or by contacting the Stock Information Center.

We are inviting our depositors, existing stockholders, and community members to become stockholders of DSA Financial Corporation. Through this offering you have the opportunity to buy stock directly from DSA Financial Corporation without paying a commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call us at (xxx) xxx-xxxx Monday through Friday from 9:00 a.m. to 5:00 p.m. or stop by the Stock Information Center located at 141 Ridge Avenue, Greendale, Indiana.

Sincerely,


Edward L. Fischer
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                      (Stockholder Letter Street holders -
                letter 3- DSA Financial Corporation Letterhead)



Dear Stockholder:

Under separate cover, we forwarded to you information regarding the Plan of Conversion of Dearborn Savings Association and Dearborn Mutual Holding Company and the concurrent offering of common stock of DSA Financial Corporation

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. They are enclosed herein.

The deadline for ordering DSA Financial Corporation common stock is at 12:00 Noon, Lawrenceburg time, on June 14, 2004.

Should you have additional questions regarding the conversion and stock offering, please call us at (xxx) xxx-xxxx Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 141 Ridge Avenue, Greendale, Indiana.

Sincerely,



Edward L. Fischer
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

We are pleased to announce that Dearborn Mutual Holding Company is converting to stock form and Dearborn Savings Association, F.A. is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, DSA Financial Corporation, a Delaware corporation that will serve as the holding company for Dearborn Savings, is offering shares of common stock in a subscription offering and community offering to certain depositors of Dearborn Savings, to Dearborn Savings' Employee Stock Ownership Plan, to current stockholders of Dearborn Financial Corporation and to members of the general public in accordance with Dearborn Mutual Holding Company's Plan of Conversion.

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

     >> PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

     >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Lawrenceburg time, on June 14, 2004.

We invite our customers, local community members, and the general public to become stockholders of DSA Financial Corporation. Through this offering you have the opportunity to buy stock directly from DSA Financial Corporation, without paying a commission or fee.

If you have additional questions regarding the Plan of Conversion and stock offering, please call us at (xxx) xxx-xxxx Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 141 Ridge Avenue, Greendale, Indiana.


Sincerely,



Edward L. Fischer
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                         FACTS ABOUT THE CONVERSION AND
                                 REORGANIZATION

The Boards of Directors of Dearborn Savings Association, F.A., Dearborn Financial Corporation and Dearborn Mutual Holding Company (the "MHC") unanimously adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") to convert the MHC to stock form and reorganize Dearborn Savings Association, F.A. as a wholly-owned subsidiary of a newly-formed corporation named DSA Financial Corporation (the "Conversion").

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in DSA Financial Corporation, the newly formed company that will serve as the holding company for Dearborn Savings Association, F.A. following the Conversion.

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors, and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHY IS DEARBORN MUTUAL HOLDING COMPANY CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?
--------------------------------------------------------------------------------
The primary reasons for the conversion are to (i) facilitate growth through de novo branching and acquisitions as opportunities arise, (ii) support internal growth through lending in communities we serve, (iii) enhance existing products and services and support the development of new products and services (iv) improve the liquidity of our shares of common stock and enhance stockholder returns through higher earnings and more flexible capital management strategies.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Plan will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. YOUR SAVINGS ACCOUNT IS NOT BEING CONVERTED TO STOCK.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?
--------------------------------------------------------------------------------
Depositors of Dearborn Savings Association, F.A. as of certain dates, the Bank's Employee Stock Ownership Plan, Certain members of the general public and Dearborn Financial Corporation's public stockholders, subject to the priorities described in the Prospectus.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
DSA Financial Corporation is offering up to 830,760 shares of common stock, subject to adjustment up to 955,374 shares, at a price of $10.00 per share through the Prospectus.

I AM AN EXISTING STOCKHOLDER. HOW WILL MY STOCK BE TREATED?
--------------------------------------------------------------------------------
The outstanding public shares of common stock will be exchanged for shares of common stock of the new company. Depending upon where the offering closes in the Estimated Valuation Range, each public share of common stock will be converted into 2.455 to 3.820 shares of the new company's common stock.

HOW MANY SHARES MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares. No person may purchase more than 10,000 shares of common stock. No person with associates or persons acting in concert, may purchase more than 20,000 shares. In addition, no current stockholder of DSA Financial Corporation, either alone or with associates or persons acting in concert, may purchase shares in an amount that when combined with shares received in exchange for the new company's common stock, exceeds 5% of the total shares of common stock to be issued.

DO MEMBERS HAVE TO BUY SHARES OF STOCK?
--------------------------------------------------------------------------------
No. However, if a member of the MHC is also a current public stockholder, his or her existing shares of stock will be converted automatically into shares of the new company's common stock.

HOW DO I ORDER SHARES?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Lawrenceburg Time, on June xx, 2004.

HOW MAY I PAY FOR MY SHARES?
--------------------------------------------------------------------------------
First, you may pay by check, cash or money order. Interest will be paid by Dearborn Savings Association, F.A. on these funds at the current passbook savings rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Dearborn Savings Association, F.A. account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. Dearborn Savings Association, F.A. will waive any early withdrawal penalties on certificate accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY DEARBORN SAVINGS ASSOCIATION, F.A. IRA ACCOUNT?
--------------------------------------------------------------------------------
Yes, but special arrangements must be made before you may do so. Please contact your broker for more information.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other stock, DSA Financial Corporation's shares of common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
The Board of Directors intends to pay quarterly cash dividends to equal between $0.09 and $0.14 per share per year, depending on how many shares we sell in the stock offering. The amount of dividends paid after the conversion will approximately preserve the per share dividend amount, adjusted to reflect the exchange ratio, that Dearborn Financial Corporation stockholders currently receive. However no assurances can be given that such dividends will be paid, or if paid, will continue.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------
We have received approval to list the common stock on the OTC Bulletin Board. For a period of 20 trading days following completion of our offering, our symbol will be "xxxx". Thereafter it will be "xxxx". However, no assurance can be given that an active and liquid market will develop or, if developed, will be maintained.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

SHOULD I VOTE?
--------------------------------------------------------------------------------
Yes. Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card for the MHC's Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of Dearborn Financial Corporation in more than one account, you could receive more than one proxy card for the Special Meeting of Stockholders.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every member of the MHC (depositor of Dearborn Savings Association, F.A.) entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at Dearborn Savings as of the voting record date, up to a maximum of 1,000 votes. Each stockholder is entitled to cast one vote for each share held as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER.

                ------------------------------------------------
                            DSA FINANCIAL CORPORATION

                                STOCK INFORMATION

                                     CENTER

                                141 RIDGE AVENUE

                               GREENDALE, IN 47025

                                 (XXX) XXX-XXXX

                             9:00 A.M. TO 5:00 P.M.

                                  MONDAY-FRIDAY
                ------------------------------------------------

                                 STOCK OFFERING
                                 QUESTIONS AND
                                    ANSWERS





                            DSA Financial Corporation







THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                        (Dear Stockholder Dark blue sky)



Dear Stockholder:

We are pleased to announce that Dearborn Mutual Holding Company is converting to stock form and Dearborn Savings Association, F.A. is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, DSA Financial Corporation, a Delaware corporation that will serve as the holding company for Dearborn Savings, is offering shares of common stock in a subscription offering and community offering to certain depositors of Dearborn Savings, to Dearborn Savings' Employee Stock Ownership Plan, to current stockholders of Dearborn Financial Corporation and to members of the general public in accordance with Dearborn Mutual Holding Company's Plan of Conversion.

Unfortunately, DSA Financial Corporation is unable to either offer or sell its shares of common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of DSA Financial Corporation.

However, you have the right to vote on the Plan of Conversion at the Special Meeting of Stockholders on June 24, 2004. Therefore, enclosed is a proxy card, a proxy statement (which includes the notice of the special meeting), a prospectus (which is provided solely as an accompaniment to the proxy statement) and a return envelope for your proxy card.

I invite you to attend the special meeting on June 24, 2004. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,


Edward L. Fischer
President and Chief Executive Officer

[LOGO] KEEFE, BRUYETTE & WOODS
       SPEACIALISTS IN FINANCIAL SERVICES





TO DEPOSITORS AND FRIENDS
OF DEARBORN SAVINGS ASSOCIATION, F.A.
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting DSA Financial Corporation, the holding company for Dearborn Savings Association, F.A., in offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

At the request of DSA Financial Corporation, we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of DSA Financial Corporation common stock being offered to customers of Dearborn Savings Association, F.A. and various other persons until 12:00 Noon, Lawrenceburg Time, on June __, 2004. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. DSA Financial Corporation has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 118 Walnut Street in Lawrenceburg, Indiana, Monday through Friday, 9:00 a.m. to 5:00 p.m., or feel free to call the Stock Information Center at (xxx) ___-____.


Very truly yours,



Keefe, Bruyette & Woods, Inc.



THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY DSA FINANCIAL CORPORATION, DEARBORN SAVINGS ASSOCIATION, F.A., DEARBORN MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

================================================================================

Subscription and Community Offering


                           AN OPPORTUNITY IS AVAILABLE
                   TO SUBSCRIBE TO SHARES OF COMMON STOCK IN


                            DSA FINANCIAL CORPORATION

                          PROPOSED HOLDING COMPANY FOR


                          DEARBORN SAVINGS ASSOCIATION


                                  COMMON STOCK
                             PRICE $10.00 PER SHARE
       OFFERING EXPIRES ON JUNE XX, 2004 AT 12:00 NOON, LAWRENCEBURG TIME


                       FOR INFORMATION PLEASE CONTACT OUR
                            STOCK INFORMATION CENTER
                                141 RIDGE AVENUE
                               GREENDALE, INDIANA
                                 (XXX) XXX-XXXX
                     MONDAY - FRIDAY 9:00 A.M. TO 5:00 P.M.


                         [LOGO] KEEFE, BRUYETTE & WOODS
                       SPEACIALISTS IN FINANCIAL SERVICES




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

================================================================================

--------------------------------------------------------------------------------

                           [LOGO W/ DEARBORN SAVINGS]

                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Dearborn Mutual Holding Company to stock form and reorganize Dearborn Savings Association as a subsidiary of a newly-formed holding company.

         YOUR VOTE ON THE PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED.

 VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO PURCHASE STOCK AND WILL NOT
  AFFECT YOUR ACCOUNTS AT DEARBORN SAVINGS ASSOCIATION OR YOUR FDIC INSURANCE.

          NOT RETURNING YOUR PROXY CARDS HAS THE SAME EFFECT AS VOTING
                            "AGAINST" THE CONVERSION.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CONVERSION.

                          YOUR VOTE IS IMPORTANT TO US!
                          -----------------------------
Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,


Edward L. Fischer
President and Chief Executive Officer

                 If you have already mailed your proxy card(s),
              please accept our thanks and disregard this notice.

                 For further information call (xxx) xxx-xxxx .



--------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OF, AND ARE NOT INSURED OR GUARANTEED BY, DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                              [LOGO W DEARBORN SA]

                                  PROXY GRAM II
                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Dearborn Mutual Holding Company to stock form and reorganize Dearborn Savings Association as a subsidiary of a newly-formed holding company.

         YOUR VOTE ON THE PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED.

 VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO PURCHASE STOCK AND WILL NOT
  AFFECT YOUR ACCOUNTS AT DEARBORN SAVINGS ASSOCIATION OR YOUR FDIC INSURANCE.

          NOT RETURNING YOUR PROXY CARDS HAS THE SAME EFFECT AS VOTING
                           "AGAINST" THE CONVERSION.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CONVERSION.

                      OUR REASONS FOR THE CORPORATE CHANGE
                      ------------------------------------

- To facilitate growth through de novo branching and acquisitions as opportunities arise;
- To support internal growth through lending in communities we serve;
- To enhance existing products and services and support the development of new products and services;
- To improve our overall competitive position; and
- To improve liquidity of our shares of common stock and enhance stockholder returns through higher earnings and more flexible capital management strategies.

                          YOUR VOTE IS IMPORTANT TO US!
                          -----------------------------
Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,


Edward L. Fischer
President and Chief Executive Officer

                 If you have already mailed your proxy card(s),
              please accept our thanks and disregard this notice.

For further information call (xxx) xxx-xxxx.

--------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OF, AND ARE NOT INSURED OR GUARANTEED BY, DEARBORN MUTUAL HOLDING COMPANY, DEARBORN SAVINGS ASSOCIATION, F.A., DSA FINANCIAL CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.